                                                                     Exhibit 4.8

                       AMENDMENT NO. 3, WAIVER AND CONSENT

            Amendment No. 3, Waiver and Consent, dated as of March _, 2006 (this "Amendment No. 3"), relating to the Investment and Note Purchase Agreement (the "Existing Agreement"), dated as of June 23, 2005, by and among Viatel Holding (Bermuda) Limited (the "Company") and the purchasers named therein and the Company's Senior Secured Increasing Rate Notes Due 2007 (the "New Notes"). Capitalized terms used in this Amendment No. 3 and not defined shall have the meanings assigned to them in the Existing Agreement.

            WHEREAS, the parties hereto have agreed that the parties set forth on Schedule I attached hereto ("New Purchasers") will purchase additional New Notes in an aggregate principal amount equal to $8,802,600 ("2006 Notes");

            WHEREAS, the parties have agreed, subject to and upon the terms and conditions set forth herein, to amend the Existing Agreement as set forth herein in order to provide for the 2006 Notes;

            WHEREAS, the Board of Directors of the Company has determined that entering into this Amendment No. 3 and related documentation is in the best interests of the Company and have approved and authorized the execution of the documents necessary to give effect to this Amendment No. 3 and related documentation; and

            WHEREAS, each of the holders of the New Notes (the "New Holders") has determined that this Amendment No. 3 is in its best interests and has approved this Amendment No. 3;

            NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

      1. Consent to Special Share Holder Action. Each New Holder hereby consents to the holder of the Special Share entering into a consent pursuant to Section 76A of the Company's bye-laws that will allow the Company to issue the 2006 Notes pursuant to this Amendment No. 3 and to execute any other documents or transactions related thereto.

      2. Amendment to Existing Agreement. Each of the Company and each New Holder hereby agrees that the Existing Agreement is hereby amended by:

            (i) Replacing the second paragraph of the recitals with the following paragraph:

            "WHEREAS, the Company proposes to issue and sell US$16,000,000 aggregate principal amount of its Senior Secured Increasing Rate Notes due 2007 (the "2005 Notes") and US$8,802,600 aggregate principal amount of its Tranche A Senior Secured Increasing Rate Notes due 2007 (the "2006 Notes") to the several Purchasers;"

            (ii) Inserting the following new definition in alphabetical order in
Section 1.01 of the Existing Agreement:

            "2005 Notes" has the meaning set forth in the recitals.

            "2006 Notes" has the meaning set forth in the recitals."

            (iii) Replacing the definition of Notes in Section 1.01 with the following definition:

            "Notes" means the 2005 Notes and the 2006 Notes."

            (ii) Replacing the existing Schedule I with the Schedule I attached hereto.

      3. Delivery of and Payment for the Notes.

            (i) Subject to the terms and conditions set forth herein and in the Existing Agreement, delivery of and payment for the 2006 Notes shall be made at the offices of Wachtell, Lipton, Rosen & Katz, or at such other place as shall be agreed upon by the New Purchasers and the Company, at 10:00 am (New York time) on the first Business Day following the satisfaction or waiver of all of the conditions set forth in paragraph 6 hereof (other than those conditions that by their nature are to be satisfied or waived on the Amendment No. 3 Closing Date, but subject to the satisfaction or waiver of those conditions), or at such other time and date as shall be agreed upon by the New Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Amendment No. 3 Closing Date").

            (ii) On the Amendment No. 3 Closing Date, payment of the purchase price for the 2006 Notes shall be made to the Company by wire or book-entry transfer in immediately available funds to such account or accounts as the Company shall specify prior to the Amendment No. 3 Closing Date or by such other means as the parties hereto shall agree prior to the Amendment No. 3 Closing Date against delivery to the New Purchasers of the certificates evidencing the 2006 Notes. Time shall be of the essence, and delivery at the time and place specified pursuant to this Amendment No. 3 is a further condition of the obligations of the New Purchasers hereunder. Upon delivery, the 2006 Notes shall be in definitive certificated form, registered in such names and in such denominations as the New Purchasers shall have requested in writing prior to the Amendment No. 3 Closing Date.

            (iii) When delivered by the Company on the Amendment No. 3 Closing Date, the 2006 Notes shall be fully authorized, duly and validly issued, and free and clear of Liens (other than Liens specifically contemplated by the Transaction Documents).

      4. Further Assurances. In consideration for the purchase of the 2006 Notes and other consideration provided for in this Amendment No. 3, as security for the due and punctual payment of the 2006 Notes, the Company agrees that at any time and from time to time, at the Company's expense, the Company will promptly execute and deliver all further instruments and documents, and take all further action that the Lenders may reasonably request, in order to perfect and protect the Security Interest (as defined in the New Notes) granted in respect of the New Notes or to enable the New Holders to exercise or enforce their rights, powers and remedies with respect to the Security Interest and any other collateral that may secure the New Notes in the future.

      5. Representations and Warranties.

            (i) The Company represents and warrants to, and agrees with, the New Holders that:

                  (a) The Company has the corporate power and authority to execute, deliver and perform, as applicable, its obligations under this Amendment No. 3 and any other documents contemplated hereby to which it is or will be a party;

                  (b) The execution, delivery and performance of this Amendment No. 3 (a) have been duly authorized by all necessary corporate action on the part of the Company, (b) will not constitute a violation of any provision of any Applicable Law or any order of any Governmental Authority applicable to the Company or any of its properties or assets, (c) will not violate any provision of the charter, bye-laws, or any other organizational document of, or other similar instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or to which the Company is subject,
(d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any indenture, agreement, bond, note, mortgage, deed of trust, or other instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or to which the Company is subject and (e) will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company other than pursuant to the Security Documents or the other Transaction Documents (as amended);

                  (c) Upon its execution and delivery by the Company, this Amendment No. 3 and each Transaction Document amended pursuant hereto shall constitute or continue to constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, irrespective of whether such enforceability is considered in a proceeding at law or equity;

                  (d) The Company is not in violation of any Applicable Law or any restrictions of record or agreements affecting the Security Interest, except for violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                  (e) As of the Amendment No. 3 Closing Date, there are no outstanding Defaults or Events of Default (as defined in the New Notes) under the existing New Notes;

                  (f) The 2006 Notes constitute Notes under the Existing Agreement and the other Transaction Documents, including, without limitation, the Security Documents; and

                  (g) All representations and warranties set forth in the Existing Agreement and the other Transaction Documents are true and correct in all material respects on and as of the Amendment No. 3 Closing Date with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date or to the extent qualified by the disclosure schedules hereto.

            (ii) Each Purchaser severally as to itself, and not jointly, hereby represents and warrants to the Company on the date hereof that all representations and warranties set forth in Section 4.02 of the Existing Agreement are true and correct in all material respects on and as of the date of the Amendment No. 3 Closing Date with the same effect as if made on and as of such date.

      6. Conditions to Effectiveness. This Amendment No. 3 shall become effective on the date upon which the New Holders notify the Company that they are satisfied that each of the following conditions have been met:

            (i) The New Holders shall have received an executed counterpart of this Amendment No. 3 bearing the signature of the Company;

            (ii) The Company shall have delivered to the New Holders such other documents, agreements, instruments and information as the New Holders may reasonably request;

            (iii) The Company shall have included, in the principal amount of the 2006 Notes, an amendment fee equal to 2% of the original principal amount of the 2006 Notes, set forth as the "Funded Amount of 2006 Notes" in Schedule I attached hereto.

            (iii) The New Holders shall have received reimbursement or other payment of all reasonable costs, fees and expenses of the Lenders (including, without limitation, the fees and disbursements of Wachtell, Lipton, Rosen &
Katz), incurred in connection with the restructuring of the Company, including without limitation, this Amendment No. 3, and all other documents to be delivered in connection herewith;

            (iv) The representations and warranties set forth herein and in
Article III of the Existing Agreement and in any other Transaction Documents then in existence shall be true and correct in all material respects, and no Default or Event of Default under the existing New Notes shall have occurred and be continuing; and

            (v) The Company, the Law Debenture Trust Corporation P.L.C. and the holders of the Existing Notes shall have executed and delivered to the New Holders an executed counterpart of a subordination agreement, which subordination agreement shall be in form and substance satisfactory to the New Holders.

      7. Governing Law; Jurisdiction; Waiver of Trial by Jury. This Amendment No. 3 shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof. Each party hereto hereby irrevocably submits to the jurisdiction of any court of the State of New York located in the County of New York or the United States District Court for the Southern District of the State of New York, any appellate courts from any thereof (any such court, a "New York Court") or any court of the United Kingdom located in London, or any appellate courts from any thereof (any such court, a "U.K. Court"), for the purpose of any suit, action or other proceeding arising out of or relating to this Amendment No. 3 or under any applicable securities laws and arising out of the foregoing, which is brought by or against such party, and each such party hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any New York Court or U.K. Court. Each such party hereby agrees not to commence any action, suit or proceeding relating to this Amendment No. 3 other than in a New York Court except to the extent mandated by applicable law. Each such party hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. EACH PARTY TO THIS AMENDMENT NO. 3 HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 3 OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT THIS AMENDMENT NO. 3, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS WAIVER AND CONSENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      8. Separability. If any one or more of the provisions contained in this Amendment No. 3 shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment No. 3 and such provision shall be interpreted to the fullest extent permitted by the law; provided that the Company and each New Holder shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

      9. Successors and Assigns. All agreements of the Company and the New Holders hereunder shall bind their respective successors and assigns.

IN WITNESS HEREOF, THE PARTIES HERETO HAVE CAUSED THIS Amendment No. 3 TO BE DULY EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE:

VIATEL HOLDING (BERMUDA) LIMITED

By: /s/___________________________
    Name: Lucy Woods
    Title: Chief Executive Officer

      AGREED AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

MORGAN STANLEY & CO. INCORPORATED           VARDE PARTNERS, INC.

By: /s/_______________________              By: /s/____________________
    Name: Thomas E. Doster, IV                  Name: George Hicks
    Title: Managing Director                    Title: Managing Partner

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By: _________________, its ________

By: /s/________________________
       Name: Christopher Wilson
       Title: General Partner

                                                         SCHEDULE 1 - PURCHASERS

2005 NOTES

                                                                                       Principal Amount
            Purchasers                                Address                            of 2005 Notes
---------------------------------     --------------------------------------    ---------------------------
Morgan Stanley & Co.                  Morgan Stanley & Co. Incorporated                 $    12,631,579
Incorporated                          1585 Broadway
                                      New York, NY 10036
                                      Attn: Thomas E. Doster
                                      Tel: (212) 761-0841
                                      Fax: (212) 507-4756

Varde Partners, Inc.                  Varde Partners, Inc.                              $     3,062,201
                                      8500 Normandale Lake Boulevard
                                      Suite 1570
                                      Minneapolis, MN 55437-3813
                                      Attn: George G. Hicks
                                      Tel: (952) 893-1554
                                      Fax: (952)893-9613

Stonehill Institutional Partners,     Stonehill Institutional Partners, L.P.            $       306,220
L.P.                                  885 Third Avenue, 30th Floor
                                      New York, NY 10022
                                      Tel: (212) 739-7474
                                      Attn: Chris Wilson
                                            Anne Mauro
                                            Steve Nelson

         Total                                                                          $ 16,000,000.00

2006 NOTES

                                                                         Principal Amount      Funded Amount
       Purchasers                             Address                      of 2006 Notes       of 2006 Notes
-----------------------       --------------------------------------     ----------------      -------------
Morgan Stanley & Co.          Morgan Stanley & Co. Incorporated          $    6,949,421        $   6,813,158
Incorporated                  1585 Broadway
                              New York, NY 10036
                              Attn: Thomas E. Doster
                              Tel: (212) 761-0841
                              Fax: (212) 507-4756

Varde Partners, Inc.          Varde Partners, Inc.                       $    1,684,708        $   1,651,675
                              8500 Normandale Lake Boulevard

                              Suite 1570
                              Minneapolis, MN  55437-3813
                              Attn:  George G. Hicks
                              Tel: (952) 893-1554
                              Fax: (952)893-9613

Stonehill Institutional       Stonehill Institutional Partners, L.P.     $      168,471        $     165,167
Partners, L.P.                885 Third Avenue, 30th Floor
                              New York, NY 10022
                              Tel: (212) 739-7474
                              Attn: Chris Wilson
                                    Anne Mauro
                                    Steve Nelson

         Total                                                           $ 8,802,600.00        $8,630,000.00